EXHIBIT 4.7

LOCK-UP AGREEMENT

_____________, 2017

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Re: Public Offering of Dolphin Entertainment, Inc.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.015 per share (“Shares”), or rights to acquire Shares, of Dolphin Entertainment, Inc. (the “Company”), understands that you are the representatives (the “Representatives”) of the several underwriters (collectively, the “Underwriters”) named or to be named in the final form of Schedule A to the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriters and the Company, providing for the public offering (the “Public Offering”) of units consisting of one share of common stock and one warrant to purchase one share of common stock (collectively, the “Securities”) pursuant to a registration statement filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, the Representatives and the other Underwriters that, without the prior written consent of the Representatives, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so.  As used herein, the term “Relevant Security” means any Share, warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date set forth on the front cover of the final prospectus used in connection with the Public Offering of the Securities (the “Effective Date”) or acquired by the undersigned during the Lock-Up Period.

The Lock-Up Period will commence on the date of this Lock-up Agreement and continue and include the date that is one hundred eighty (180) days after the Effective Date.

In addition, the undersigned further agrees that, without the prior written consent of the Representatives, during the Lock-Up Period the undersigned will not: (i) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security, or (ii) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

In addition, if: (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (the “Extension Period”). However, for purposes of clarity, only one Extension Period may occur.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)

as a bona fide gift or gifts,

(ii)

to any trust for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,

(iv)

if the undersigned is a trust, to the beneficiary of such trust,

(v)

by testate or intestate succession,

(vi)

to a charity or educational institution up to $50,000 of Relevant Securities,

(vii)

as a surrender or forfeiture of Relevant Securities to the Company to the extent required to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards; provided that any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the surrender or forfeiture of the Relevant Securities to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards, as applicable,

(viii)

as a surrender of Relevant Securities to the Company pursuant to the exercise of put options pursuant to put agreements to which the Company is a party as of the date of this Lock-Up Agreement,

(ix)

the transfer of Relevant Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Shares involving a “change of control” (defined below) of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Relevant Securities owned by the undersigned  shall remain subject to the restrictions contained in this Lock-Up Agreement,

(x)

by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, or

(xi)

pursuant to the Underwriting Agreement;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For the purpose of clause (viii) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

No provision in this Lock-Up Agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this Lock-Up Agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Relevant Securities within the Lock-Up Period), or a sale of 100% of the Company’s outstanding Shares, a merger or other similar transaction involving the Company.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.  Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Signature:
Name (printed):
Title (if applicable):
Entity (if applicable):

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